EXHIBIT 23.2



                           Form 10-K December 31, 2002



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-72832), the Registration Statement on Form S-1 (No. 333-100395) and the Registration Statements on Form S-8 (registration statement numbers 33-7833, 33-41833, 33-14758, and 33-60099) of Hecla Mining
Company, of our report dated February 4, 2003, relating to the consolidated financial statements of Hecla Mining Company, which appears in the Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ BDO Seidman, LLP
Spokane, Washington

March 5, 2003